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                                                                    EXHIBIT 10.1


                             INDUSTRIAL/COMMERCIAL
                       MULTI-TENANT LEASE--MODIFIED NET

                                BY AND BETWEEN

                         ALLIEDSIGNAL INC., AS LESSOR

                                      AND

                      CREATIVE COMPUTERS, INC., AS LESSEE


                              DATED JUNE 3, 1997


                           FOR PREMISES LOCATED AT:

                            2525 WEST 190TH STREET
                             TORRANCE, CALIFORNIA
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                               TABLE OF CONTENTS
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1.  Basic Provisions ("Basic Provisions").................................................................  1
    1.1        Parties....................................................................................  1
    1.2(a)     Premises...................................................................................  1
    1.2(b)     Parking....................................................................................  1
    1.3        Term.......................................................................................  1
    1.4        Early Possession...........................................................................  1
    1.5        Base Rent..................................................................................  1
    1.6(a)     Base Rent Paid Upon Execution..............................................................  1
    1.6(b)     Lessee's Share of Building and Common Area Operating Expenses..............................  2
    1.7        Security Deposit...........................................................................  2
    1.8        Permitted Use..............................................................................  2
    1.9        Insuring Party.............................................................................  2
    1.10(a)    Real Estate Brokers........................................................................  2
    1.10(b)    Payment to Brokers.........................................................................  2
    1.11       Guarantor..................................................................................  2
    1.12       Addenda and Exhibits.......................................................................  2

2.  Premises, Parking and Common Areas....................................................................  2
    2.1        Letting....................................................................................  2
    2.2        Condition..................................................................................  2
    2.3        Compliance with Covenants, Restrictions and Building Code..................................  2
    2.4        Acceptance of Premises.....................................................................  3
    2.5        This Paragraph intentionally blank.........................................................  3
    2.6        Vehicle Parking............................................................................  3
    2.7        Common Areas - Definition..................................................................  4
    2.8        Common Areas - Lessee's Rights.............................................................  4
    2.9        Common Areas - Rules and Regulations.......................................................  4
    2.10       Common Areas - Changes.....................................................................  4

3.  Term..................................................................................................  5
    3.1        Term.......................................................................................  5
    3.2        Early Possession...........................................................................  5
    3.3        Delay In Possession........................................................................  5

4.  Rent..................................................................................................  5
    4.1        Base Rent..................................................................................  5
    4.2        Building and Common Area Operating Expenses................................................  6

5.  This Paragraph Intentionally Left Blank...............................................................  8

6.  Use...................................................................................................  8
    6.1        Permitted Use..............................................................................  8
    6.2        Hazardous Substances.......................................................................  8
               (a) Reportable Uses Require Consent........................................................  8
               (b) Duty to Inform Lessor..................................................................  9
               (c) Indemnification........................................................................  9
    6.3        Lessee's Compliance with Requirements......................................................  9
    6.4        Inspection; Compliance with Law............................................................ 10
    6.5        Environmental Review; Cancellation of Lease................................................ 10
    6.6        Lessor's Representation; Indemnity......................................................... 10

7.  Maintenance, Repairs Utility Installations, Trade Fixtures and Alternations........................... 11
    7.1        Lessee's Obligations....................................................................... 11
    7.2        Lessor's Obligations....................................................................... 11
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    7.3        Utility Installations, Trade Fixtures, Alterations......................................... 12
               (a)  Definitions; Consent Required......................................................... 12
               (b)  Consent............................................................................... 12
               (c)  Lien Protection....................................................................... 12
    7.4        Ownership, Removal, Surrender, and Restoration............................................. 12
               (a)  Ownership............................................................................. 12
               (b)  Surrender/Restoration................................................................. 13

8.  Insurance; Indemnity.................................................................................. 13
    8.1       Payment of Premiums......................................................................... 13
    8.2       Liability Insurance......................................................................... 13
              (a) Carried by Lessee....................................................................... 13
              (b) Carried by Lessor....................................................................... 13
    8.3       Property Insurance-Building, Improvements and Rental Value.................................. 13
              (a) Building and Improvements............................................................... 13
              (b) Premises................................................................................ 14
              (c) Lessee's Improvements................................................................... 14
    8.4       Lessee's Property Insurance................................................................. 14
    8.5       Insurance Policies.......................................................................... 14
    8.6       Waiver of Subrogation....................................................................... 14
    8.7       Indemnity................................................................................... 14
    8.8       Exemption of Lessor from Liability.......................................................... 15

9.  Damage or Destruction................................................................................. 15
    9.1       Definitions................................................................................. 15
              (a) "Premises Partial Damage"............................................................... 15
              (b) "Premises Total Destruction"............................................................ 15
              (c) "Insured Loss".......................................................................... 16
              (d) "Replacement Cost"...................................................................... 16
              (e) "Hazardous Substance Condition"......................................................... 16
    9.2       Premises Partial Damage - Insured Loss...................................................... 16
    9.3       Partial Damage - Uninsured Loss............................................................. 16
    9.4       Total Destruction........................................................................... 17
    9.5       Damage Near End of Term..................................................................... 17
    9.6       Abatement of Rent; Lessee's Remedies........................................................ 17
    9.7       Hazardous Substance Conditions.............................................................. 17
    9.8       Termination - Advance Payments.............................................................. 18
    9.9       Waiver of Statutes.......................................................................... 18

10. Real Property Taxes................................................................................... 18
    10.1       Payment of Taxes........................................................................... 18
    10.2       Real Property Tax Definition............................................................... 18
    10.3       Additional Improvements.................................................................... 18
    10.4       Joint Assessment........................................................................... 18
    10.5       Lessee's Property Taxes.................................................................... 19

11. Utilities............................................................................................. 19

12. Assignment and Subletting............................................................................. 19
    12.1       Lessor's Consent Required.................................................................. 19
    12.2       Terms and Conditions Applicable to Assignment and Subletting............................... 20
    12.3       Additional Terms end Conditions Applicable to Subletting................................... 20

13. Default; Breach; Remedies............................................................................. 21
    13.1       Default; Breach............................................................................ 21
    13.2       Remedies................................................................................... 22
    13.3       Inducement Recapture In Event of Breach.................................................... 23
    13.4       Late Charges............................................................................... 23
    13.5       Breach by Lessor........................................................................... 24
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14. Condemnation.......................................................................................... 24

15. Brokers' Fees......................................................................................... 24
    15.1       Procuring Cause............................................................................ 24
    15.2       Additional Terms........................................................................... 24
    15.3       Assumption of Obligations.................................................................. 24
    15.4       Representations and Warranties............................................................. 25

16. Tenancy and Financial Statements...................................................................... 25
    16.1       Tenancy Statement.......................................................................... 25
    16.2       Financial Statement........................................................................ 25

17. Lessor's Liability.................................................................................... 25

18. Severability.......................................................................................... 25

19. Interest on Past-Due Obligations...................................................................... 25

20. Time of Essence....................................................................................... 25

21. Rent Defined.......................................................................................... 25

22. No Prior or other Agreements.......................................................................... 25

23. Notices............................................................................................... 26
    23.1       Notice Requirements........................................................................ 26
    23.2       Date of Notice............................................................................. 26

24. Waivers............................................................................................... 26

25. Recording............................................................................................. 26

26. No Right To Holdover.................................................................................. 26

27. Cumulative Remedies................................................................................... 26

28. Covenants and Conditions.............................................................................. 26

29. Binding Effect; Choice of Law......................................................................... 26

30. Subordination; Attornment; Non-Disturbance............................................................ 27
    30.1       Subordination.............................................................................. 27
    30.2       Attornment................................................................................. 27
    30.3       Non-Disturbance............................................................................ 27
    30.4       Self-Executing............................................................................. 27
    30.5       Existing Encumbrances...................................................................... 27

31. Attorneys' Fees....................................................................................... 27

32. Lessor's Access; Showing Premises; Repairs............................................................ 27

33. Auctions.............................................................................................. 28

34. Signs................................................................................................. 28

35. Termination; Merger................................................................................... 28

36. Consents.............................................................................................. 28
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37. This Paragraph Intentionally Left Blank..............................................................  28

38. Quiet Possession.....................................................................................  28

39. Options..............................................................................................  29
    39.1       Definition................................................................................  29
    39.2       Options Personal to Original Lessee.......................................................  29
    39.3       Multiple Options..........................................................................  29
    39.4       Effect of Default on Options..............................................................  29

40. Rules and Regulations................................................................................  29

41. Security Measures....................................................................................  29

42. Reservations.........................................................................................  29

43. Performance Under Protest............................................................................  30

44. Authority............................................................................................. 30

45. Conflict.............................................................................................. 30

46. Offer................................................................................................. 30

47. Amendments............................................................................................ 30

48. Multiple Parties...................................................................................... 30

ADDENDUM.................................................................................................. 32

49. Options To Extend..................................................................................... 32
    49.1       Certain Options............................................................................ 32
    49.2       First Option Period Market Rental Value Adjustment(s) (MRV)................................ 32
    49.3       Second Option Period Cost Of Living Adjustments (COL)...................................... 33

50. Expansion Rights and Obligations...................................................................... 33
    50.1       Expansion Space............................................................................ 33
    50.2       Basement Expansion Space................................................................... 33
    50.3       First Floor Expansion Space................................................................ 33
    50.4       Commencement of Rent on Expansion Space.................................................... 34
    50.5       Early Possession; Causing Expansion Space to be Delivered.................................. 34
    50.6       Delay in Possession of Expansion Space..................................................... 34
    50.7       Delivery of Expansion Space and Basement Expansion Space and First Floor Expansion Space... 34
    50.8       Terms and Conditions Applicable To Expansion Space or Basement Expansion Space............. 34

51. Installation of Certain Mainframe Computers........................................................... 35

52. Base Rent Increase In Sixth Year Of Original Term..................................................... 35

53. Certain Obligations Of Lessor......................................................................... 35

54. Signs................................................................................................. 35

55. Cancellation Option................................................................................... 35

56. Installation Of Certain Equipment..................................................................... 36

57. Cafeteria Access...................................................................................... 36
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58. Possible Boundary Changes in Industrial Park.......................................................... 36
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             INDUSTRIAL/COMMERCIAL MULTL-TENANT LEASE--MODIFIED NET
                   ALLIEDSIGNAL INC./CREATIVE COMPUTERS, INC.

1.         BASIC PROVISIONS ("BASIC PROVISIONS").

    1.1 PARTIES: This Lease ("LEASE"), dated for reference purposes only, June 3, 1997, is made by and between AlliedSignal Inc. ("Lessor) and Creative Computers, Inc. ("Lessee"), (collectively the "PARTIES", or individually a "PARTY").

    1.2  (a)    PREMISES: That certain portion of the Building, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 2525 West 190th Street, located in the
                                        ----------------------
City of Torrance, County of Los Angeles, State of California, with zip code
        --------            -----------           ----------
90504 as outlined on Exhibit A-1 attached hereto ("PREMISES").  The "BUILDING"
-----                -----------
is that certain building containing the Premises and generally described as a steel frame and concrete three (3) story building known as "Building 38," as more particularly described in Exhibits A-2 through A-4 hereto. Initially,
                               ------------------------
Lessee shall occupy approximately 53,600 rentable square feet consisting of all of the 2nd floor, plus 5,000 rentable square feet of the basement, plus approximately 1,400 rentable square feet consisting of the front lobby of the Building. The Building contains approximately 161,600 rentable square feet. In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof or exterior walls of the Building or to any other buildings or property owned by Lessor unless required for access or the operation of the Building as shown on Exhibit A-1 hereto or as otherwise provided in Sections 56 or 57 hereof. The Premises, the Building, the Common Areas and the land upon which they are located, are herein collectively referred to as the "PROPERTY." The Property is presently part of an approximately eighty-eight (88) acre campus facility owned by Lessor and herein referred to as the "Industrial Center." (Also see Paragraph 2.) (See Addendum)

    1.2(b) PARKING: 500 unreserved vehicle parking spaces plus (i) 7.5 additional parking spaces for each 1,000 rentable square feet of office space leased by Lessee on the Basement or First Floor levels of the Building pursuant to Section 50 hereof, or otherwise, and (ii) 100 additional unreserved parking spaces from November 1, 1997 through the Basement Expansion Date and from November 1 through January 31 of each year thereafter (collectively, the "Parking Spaces"); which Parking Spaces shall be located on parcels 25 and 26 and the parking lot to the south of the Building (a portion of parcel 27) as shown in Exhibit A-1 hereto (the "Parking Area"). Notwithstanding the foregoing, in the event that the Parking Area is ever restriped or reconfigured from its present parking layout, Lessee shall be entitled to the greater of (x) that number of parking spaces provided above, or (y) a prorata share of all parking spaces the Parking Area, which prorata share shall be determined by dividing the number of rentable square feet in the Building then leased by Lessee by the total number of rentable square feet within the Building and then multiplying such quotient by the total number of parking spaces in the Parking Area. Furthermore, even if Lessor fails to occupy any portion of the Building, Lessor shall be entitled to retain the exclusive use of the ten (10) parking spaces located on Lot 27 that are closet to the building located immediately to the east of the Building as visitor parking for such building. (Also see Paragraph 2.6.).

    1.3 TERM: Ten (10) years and 0 months ("ORIGINAL TERM") commencing October 1, 1997, subject to adjustment as provided in Paragraph 3 ("COMMENCEMENT DATE") and ending ten (10) years thereafter ("EXPIRATION DATE"). (Also see Paragraph 3.) (See Addendum)

    1.4 EARLY POSSESSION: From date of the Lease to the Commencement Date for cabling purposes and as available (as reasonably determined by Lessor) up until October 1, 1997 for the installation of furnishings, fixtures and tenant improvement work ("EARLY POSSESSION DATE"). (Also see Paragraphs 3.2 and 3.3.)

    1.5         BASE RENT:  $39,000.00 per month ("BASE RENT"), payable on the

1st day of each month commencing on the Commencement Date (Also see Paragraph
---
4.) This Lease provides for the Base Rent to be adjusted per Addendum attached hereto.

    1.6 (a) BASE RENT PAID UPON EXECUTION: $39,000.00 as Base Rent for the period October 1, 1997 through October 30, 1997.

    1.6(b) LESSEE'S SHARE OF BUILDING AND COMMON AREA OPERATING EXPENSES: thirty-seven and 13/100ths percent (37.13%) ("LESSEE'S SHARE") as determined by a prorata square footage of the Premises as compared to the total square footage of the Building.

    1.7         SECURITY DEPOSIT:  $ None.  ("SECURITY DEPOSIT"). (Also see
Paragraph 5.)
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    1.8         PERMITTED USE:  General office uses only  ("PERMITTED USE")
(Also see Paragraph 6.)

    1.9         INSURING PARTY.   Lessor is the "INSURING PARTY."  (Also see
Paragraph 8.)

    1.10 (a)    REAL ESTATE BROKERS.  The following real estate broker(s)
(collectively, the "BROKERS") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):
[x] The Seeley Company represents Lessor exclusively ("LESSOR'S BROKER"); and
[x] Lee & Associates represents Lessee exclusively ("LESSEE'S BROKER") (Also see Paragraph 15.)

    1.10 (b)    PAYMENT TO BROKERS.  Upon the execution of this Lease by both
Parties, Lessor shall pay to said Broker(s) jointly, or in such separate shares as they may mutual designate in writing, a fee as set forth in a separate written agreement between Lessor and said Broker(s) (or in the event there is no separate written agreement between Lessor and said Broker(s), the sum of $N/A) for brokerage services rendered by said Broker(s) in connection with this transaction.

    1.11 GUARANTOR. The obligations of the Lessee under this Lease are to be guaranteed by N/A ("GUARANTOR"). (Also see Paragraph 37.)
                    -----

    1.12 ADDENDA AND EXHIBITS. Attached hereto is an Addendum consisting of Paragraphs 49 through 58, and Exhibits A-1 through A-4, all of which constitute a part of this Lease.

2.         PREMISES, PARKING AND COMMON AREAS.

    2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, together with a non-exclusive right to use the Common Areas (defined below) for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental and/or Building and Common Area Operating Expenses, is an approximation which Lessor and Lessee agree is reasonable and the rental and Lessee's Share (as defined in Paragraph 1.6(b)) based thereon is not subject to revision whether or not the actual square footage is more or less.

    2.2 CONDITION. Lessor shall deliver the Premises to Lessee AS IS clean and free of debris on the Commencement Date and warrants to Lessee for a period of one (1) year from the Commencement Date that the existing plumbing, electrical systems, fire sprinkler system, lighting, air conditioning and heating systems and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date and for a period of one (1) year thereafter. If a non-compliance with said warranty exists as of the Commencement Date or within one (1) year thereafter, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within thirty (30) days after the Commencement Date or within one (1) year thereafter, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense on or before one (1) year from the Commencement Date.

    2.3         COMPLIANCE WITH COVENANTS, RESTRICTIONS AND BUILDING CODE.
Lessor warrants that any improvements (other than those constructed by Lessee or at Lessee's direction) on or in the Premises and the Common Area were constructed or installed by Lessor or with Lessor's consent or at Lessor's direction in 1984 when the Building was first constructed shall comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the date the Building was constructed. Lessor further warrants to Lessee that Lessor has no knowledge of any claim having been made by any governmental agency that a violation or violations of applicable building codes, regulations, or ordinances exist with regard to the Premises in effect on the date the Building was constructed in 1984. Said warranties shall not apply to any Alterations or Utility Installations (defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranties, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee given within six (6) months following the Commencement Date and setting forth with specificity the nature and extent of such non-compliance, take such action, at Lessor's expense, as may be reasonable or appropriate to rectify the non-compliance . Lessor makes no warranty that the Permitted Use in Paragraph 1.8 is permitted for the Premises under Applicable Laws (as defined in Paragraph 2.4).

    2.4         ACCEPTANCE OF PREMISES.   Lessee hereby acknowledges: (a) that
it has been advised by the Broker(s) to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, seismic and earthquake requirements, and compliance with the Americans with Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record, collectively, "APPLICABLE LAWS") and the present and future suitability of the Premises for Lessee's intended use: (b) that Lessee has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto, and assumes all responsibility therefor as the same relate to Lessee's occupancy of the Premises and/or the terms of this Lease and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.

    2.5         THIS PARAGRAPH INTENTIONALLY BLANK.

    2.6 VEHICLE PARKING. Lessee shall be entitled to use the number of unreserved Parking Spaces in the Parking Area as specified in Paragraph 1.2(b). The use of the Parking Area shall be in common only with the other occupants of the Building. With respect to the portion of the Parking Area located on Lots 25 and 26, Lessee, its employees and guests shall occupy the southernmost Parking Spaces and Lessor, its employees and guests shall occupy the northernmost Parking Spaces. Lessor shall calculate the number of Parking Spaces Lessee is to receive with each such change in the number of Lessee's Parking Spaces hereunder and shall, at Lessor's expense, identify by signage or other means which Parking Spaces on Lots 25 and 25, together with Parking Spaces on a portion of Lot 27 (as described below) are for the respective use of Lessor and Lessee and their respective employees and guests. With respect to the portion of the Parking Area immediately to the south of the Building on Parcel 27 (the "Parcel 27 Parking Lot"), Lessee shall be entitled to (a) the westerly one-third of the Parking Spaces in the Parcel 27 Parking Lot from and after the Commencement Date, (b) the westerly two-thirds of the Parking Spaces in the Parcel 27 Parking Lot, from and after the Basement Expansion Date, and (c) all of the Parking spaces in the Parcel 27 Parking Lot, except the ten parking spaces in the Parcel 27 Parking Lot as shown on Exhibit A-1 closest to the building located immediately to the east of the Building from and after the First Floor Expansion Date. The row ten parking spaces on Parcel 27 Parking Lot located closest to the building located immediately to the east of the Building shall be reserved by Lessor for guest parking for such adjacent building as long as Lessor pays its fractional share of maintaining such portion of the Parcel 27 Parking Lot. Lessee and Lessor may designate each portion of its Parking Spaces in the area south of the Building as "Reserved" by signage or other reasonable means. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles."
Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Lessor In the Rules and Regulations (as defined in Paragraph 40) issued by Lessor. (Also see Paragraph 2.9.)

          (a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities. Lessee shall be provided reasonable access and use of the loading dock for the Building.

          (b) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

          (c) Lessor shall at the Commencement Date of this Lease and thereafter, provide the parking facilities required by this Lease.

    2.7 COMMON AREAS - DEFINITION. The term "COMMON AREAS" is defined as the following: (a) the Parking Area, plus (b) the sidewalk and landscaping immediately adjacent and within 30 feet of the Building and those portions of the Building and adjacent area that are used in common by Lessee and other occupants of the Building, including, without limitation, elevator lobbies, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, lighting facilities, fences, gates, striping, bumpers and interior utility raceways within the Building that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and any other lessees of the Building and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, and trash areas.

    2.8 COMMON AREAS - LESSEE'S RIGHTS. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor or granted to Lessee under the terms hereof or under the
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terms of any rules and regulations or restrictions governing the use of the
Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

    2.9 COMMON AREAS - RULES AND REGULATIONS. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish. modify amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 40; provided, however, that no such rules or regulations shall unreasonably interfere with Lessee's ingress or egress to its parking lots or it Premises or to the cafeteria, otherwise materially interfere with Lessee's other use of the Common Area, or result in an increase in costs to Lessee. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees of the Industrial Center.

    2.10 COMMON AREAS - CHANGES. Lessor shall have the right, in Lessor's sole discretion, from time to time:

          (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways, as long as no changes are made to the number or size of Parking Spaces allocated to the Lessee hereunder;

          (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises and Parking Area remains available;

          (c) To add additional improvements to the Common Areas;

          (d) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and

          (e) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

Notwithstanding the foregoing, Lessor shall not be permitted to take any such actions if it would reduce Parking Spaces or unreasonably interfere with Lessee's access to or use of the Premises or Lessee's use and enjoyment of the Common Areas or if such action would result in an increase in costs to Lessee (unless Lessee receives a benefit in exchange for such increase in costs).

3.         TERM.

    3.1 TERM. Notwithstanding Paragraph 1.3, the Commencement Date shall be the date Lessee actually commences the use of any portion of the Premises for the operation of its business; provided that such date shall be no later than thirty-one (31) days after "Premises Delivery" (defined below). The target Commencement Date, the Expiration Date and the Original Term of this Lease are as specified in Paragraph 1.3. Lessee and Lessor shall confirm the actual Commencement Date in writing when it occurs.

    3.2 EARLY POSSESSION. If an Early Possession Date is specified in Paragraph 1.4 and if Lessee totally or partially occupies the Premises after the Early Possession Date but prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early occupancy. All other terms of this Lease, however, (excluding, however the obligations to pay Lessee's Share of Building and Common Area Operating Expenses) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term. From and after the Early Possession Date, Lessee shall have access to the Premises for purposes of placing cable and other wiring within the Premises. Between the Early Possession Date and October 1, 1997, Lessor shall permit Lessee to enter the Premises and install its furnishings, fixtures, equipment and other tenant improvements to the extent that Lessor has vacated portions of the Premises and can, in Lessor's reasonable opinion, make such portions of the Premises available to Lessee for such purposes. Lessor shall vacate the entire Premises and make the same available to Lessee for the installation of its furnishings, fixtures, equipment and other tenant improvements (the "Premises Delivery") no later than October 1, 1997. The Commencement Date shall be the first to occur of (a) thirty-one (31) days after the Premises Delivery, or (b) when Lessee commences to use any portion of the Premises for the operation of its business.

    3.3 DELAY IN POSSESSION. If for any reason Lessor cannot cause Premises Delivery to occur (a) by October 1, 1997, then Lessee shall receive, in lieu of its actual damages, two (2) days of free rent for each day that the Premises Delivery is late after October 1, 1997 through October 31, 1997, and
(b) by November 1, 1997, then Lessee shall receive, as additional damages in lieu of its actual damages, three (3) days of free rent for each day that the Premises Delivery is late after November 1, 1997 through November 30, 1997, and
(c) by December 1, 1997, then Lessee shall receive, as additional damages in lieu of its actual damages, four (4) days of free rent for each day that the Premises Delivery is late after December 1, 1997 through December 31, 1997, and
(d) by January 1, 1998, then Lessee shall receive the greater of an amount equal to four (4) days of free rent for each day that the Delivery is late after January 1, 1998 or Lessee's actual damages (including special and consequential damages, but excluding any punitive damages) for Lessor's failure to timely achieve Premises Delivery as required hereby. Such free rent shall commence upon the Commencement Date and shall continue until used in full. The foregoing damages set forth in items (a), (b) and (c) above, shall be Lessee's exclusive damages during the first ninety (90) days following Lessor's failure to cause Premises Delivery to occur on or before October 1, 1997 and Lessor shall not be subject to any further liability for such time period, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until the Commencement Date occurs.

4.         RENT.

    4.1 BASE RENT. Lessee shall pay Base Rent and other rent or charges, as the same may be adjusted from time to time, to Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

    4.2 BUILDING AND COMMON AREA OPERATING EXPENSES. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share (as specified in Paragraph 1.6(b)) of all Building and Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

          (a) "BUILDING AND COMMON AREA OPERATING EXPENSES" are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Property, including, but not limited to, the following:

              (i) The operation, repair and maintenance, in neat, clean, good order and condition, of the following:

                   (a) The Common Areas including the Parking Area, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, fences and gates, striping, bumpers, irrigation systems, Common Area lighting facilities and elevators.

                   (b) Fire detection and sprinkler systems.

              (ii) The cost of water, gas, electricity and telephone to service the Common Areas.

              (iii) Trash disposal, property management and security services (subject to approval by Lessee) and the costs of any environmental inspections.

              (iv)  Reserves set aside for maintenance and repair of Common
            Areas.

              (v) Real Property Taxes (as defined in Paragraph 10.2) to be paid by Lessor for the Building and the Common Areas under Paragraph 10 hereof.

              (vi) The cost of the premiums for the insurance policies, other than earthquake insurance premiums in excess of $0.01 per rentable square foot per month for space then being leased, maintained by Lessor under Paragraph 8 hereof.

              (vii) Any deductible portion of an insured loss, other than a loss to which earthquake insurance would pertain, concerning the Building or the Common Areas.

              (viii) Subject to 4.2(g) below, a management fee not to exceed three percent (3%) of the Base Rent while Lessor is managing the Building and Common Areas.

              (ix) Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Building and Common Area Operating Expense.
(See Addendum)

    Notwithstanding the foregoing, Common Area Operating Expenses should not include (a) capital expenditures; (b) costs to comply with laws and regulations enacted prior to the date the Building was constructed in 1984 and that the Building and/or the Premises failed to meet on the date of its construction in 1984; (c) depreciation and other non-cash expenses; (d) property management fees (including the cost of any wages, salaries or other compensation paid to any of Lessor's employees or as Lessor's overhead) in excess of 3% of the Base Rent;
(e) costs and expenses incurred primarily for the benefit of a particular lessee or for which the Lessor is reimbursed by other lessees; (f) the cost of remediating or removing hazardous materials unless caused by Lessee; (g) the cost of remedying latent defects unless caused by Lessee; (h) costs, penalties, fines and other expenses incurred as the result of a violation of laws, regulations, ordinances or orders unless caused by Lessee; (i) premiums for earthquake insurance coverage in excess of $0.01 per rentable square foot per month for space then being leased by Lessee; (j) the cost of legal, accounting and consulting fees incurred in connection with (A) a particular lessee, (B) compliance with laws and regulations enacted prior to the date the Building was constructed and that the Building failed to meet on the date of its original construction, and (C) a violation of laws, regulations, ordinances or orders unless caused by Lessee; (k) the cost of financing capital improvements or replacements (or any imputed interest thereon); (l) the cost of the cafeteria and related expenses, (m) any wages, salaries or other compensation paid to any of Lessor's employees or as Lessor's overhead except as part of and included in Lessor's management fee as provided in subparagraph (d) above, (n) the cost of maintaining and/or replacing the roof of the Building, (o) any costs due to changes in the Common Area or building systems made by Lessor unless such changes provide a mutual benefit to all occupants of the Building; and (p) any other expense that under generally accepted accounting principles would not be considered to be a maintenance or operating expense.

          (b) Any Building and Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Building or to any other building in the Industrial Center or to the operation, repair and maintenance thereof, shall be allocated entirely to the Building or to such other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other Building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Industrial Center owned by Lessor.

          (c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Industrial Center owned by Lessor already has the same, Lessor already provided the services, or Lessor has agreed elsewhere this Lease to provide the same or some of them.

          (d) Lessee's Share of Building and Common Area Operating Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Building and Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate during each 12 month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within sixty (60) days after the expiration of each calendar year a reasonably detailed statement showing Lessee's Share of the actual Building and Common Area Operating Expenses incurred during the preceding year. If Lessee's payments under this Paragraph 4.2(d) during said preceding year exceed Lessee's Share as indicated on said statement, Lessee shall be credited the amount of such overpayment against Lessee's Share of Building and Common Area Operating Expenses next becoming due. If Lessee's payments under this Paragraph 4.2(d) during said preceding year were less than Lessee's Share as Indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement.

          (e) Lessor shall keep proper books of account, receipts and other appropriate records with respect to Common Area. Until the end of the third anniversary of each calendar year, (a) the books, receipts and records relating to such calendar year shall, within five (5) business days following Lessee's request, be made available to Lessee and its authorized representatives for review during regular business hours at the office of Lessor as designated by Lessor, and (b) Lessee shall be entitled to have an independent certified public accountant or other real estate professional hired by Lessee audit such books, records and receipts for such calendar year. If Lessor does not agree with the results of such audit, Lessor can have its own audit conducted. If the results of Lessor's audit do not agree with the results of Lessee's audit, the party conducting Lessor's audit and the party conducting Lessee's audit shall jointly agree upon a neutral third party meeting the above qualifications to conduct an audit that shall be final and binding upon the parties. The cost of such third audit shall be shared equally by Lessor and Lessee. In the event any such audit reveals an undercharge or overcharge of Lessee's Share of Building and Common Area Operating Expenses, the applicable party shall pay the other, upon demand, the amount necessary to effect all appropriate adjustments, together with interest at a Prime Rate set forth in the Money Rates section of the Wall Street Journal from the date that any such overpayment was made or any underpayment should have been made. Lessor shall reimburse Lessee upon demand for all costs incurred by Lessee in connection with any such audit in the event that such audit determines that the Lessee's Share of Building and Common Area Operating Expenses stated to be payable to Lessor in the statement delivered by Lessor or, if no such statement was delivered, the estimate statement delivered by Lessor, for such calendar year was more than one hundred and three percent (103%) of the Lessee's Share of Building and Common Area Operating Expenses actually payable for such calendar year.

          (f) In the event that an annual statement is not delivered to Lessee pursuant to subsection (d) above within one hundred eighty (180) days after the end of the calendar year, Lessor shall not be entitled to collect any amount for the calendar year in question other than the amount, if any, billed by Lessor during such calendar year pursuant to Lessor's estimate statement for such calendar year. Furthermore, once a statement for a calendar year is delivered by Lessor to Lessee, Lessor may not, following one hundred eighty (180) days after the end of the calendar year in question, revise the statement to recalculate the Building and Common Area Operating Expenses in a manner which would result in an increase of the Building and Common Area Operating Expenses for the calendar year in question. In the event the Lessor fails to timely deliver a statement to Lessee, Lessee may, nonetheless, elect to have the Building and Common Area Operating Expenses paid by Lessee during such year audited pursuant to subparagraph (e) above.

          (g) Notwithstanding the foregoing, from and after the date that the First Floor Expansion Space (defined in the Addendum) is delivered to Lessee, Lessee may, at its option, take over the management and maintenance of the Common Areas, including the obligation to insure the same in place of Lessor's insurance set forth in Paragraph 8.3 below, in which event all other provisions of this paragraph 4.2 shall be inapplicable. If Lessee elects to exercise the right provided to it under this paragraph 4.2(g) it shall so notify Lessor in writing at least 30 days in advance of the date it wishes to take over such management and maintenance of the Common Area and Lessor shall cooperate with and assist Lessee with the transition of the same. Lessor shall have the right to periodically inspect the Common Area to assure itself that Lessee is adequately maintaining the Common Area and, if Lessee is failing to adequately maintain the Common Area, and fails to take all necessary steps to do so within thirty (30) days after notice from Lessor, Lessor may reassume the responsibilities of managing and maintaining the Common Areas and this subparagraph 4.2(g) shall be of no further force or effect. In the event Lessee exercises its option under this Paragraph 4.2(g), Lessee shall thereafter bill Lessor for its share of Building and Common Area Operating Expenses for the prorata portion of the Building not leased by Lessee and Lessor shall have all inspection and audit rights provided Lessee in subparagraphs 4.2(e) and 4.2(f) above. The calculation of such Building and Common Area Operating Expenses and Lessor's share shall be done on the same basis as this paragraph 4.2.

5.         THIS PARAGRAPH INTENTIONALLY LEFT BLANK.

6.         USE.

    6.1         PERMITTED USE.

          (a) Lessee shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to the premises or neighboring premises or properties.

          (b) Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessee's assignees or subtenants, and by prospective assignees and subtenants of Lessee, its assignees and subtenants, for a modification of said Permitted Use, so long as the same will not impair the structural integrity of the improvements on the Premises or in the Building or the mechanical or electrical systems therein, does not conflict with uses by other lessees, is not significantly more burdensome to the Premises or the Building and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days after such request give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.

    6.2         HAZARDOUS SUBSTANCES.

          (a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCES" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is ether: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Lessee shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). "REPORTABLE USE" shall mean (i) the installation or use of any above or below ground storage tank; (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Laws require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but upon notice to Lessor and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Lessor's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of a security deposit.

          (b) DUTY TO INFORM LESSOR. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises or the Building, other than as previously consented to by Lessor, Lessee shall immediately give Lessor written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

          (c) INDEMNIFICATION. Lessee shall indemnity, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee or by anyone under Lessee's control.
Lessee's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

    6.3 LESSEE'S COMPLIANCE WITH REQUIREMENTS. Lessee shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "APPLICABLE REQUIREMENTS," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises and caused by Lessee (including bun not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, inducing soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Requirements and caused by Lessee.

    6.4 INSPECTION; COMPLIANCE WITH LAW. Lessor, Lessor's agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises ("LENDERS") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times upon at least three (3) full business days' notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Requirements (as defined in Paragraph 6.3), and Lessor shall be entitled to employ experts and/or consultants in connection therewith to advise Lessor with respect to Lessee's activities, including but not limited to Lessee's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease by Lessee or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Lessee, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such inspections.

    6.5         ENVIRONMENTAL REVIEW; CANCELLATION OF LEASE.   Within twenty-
five (25) days after the effective date of this Lease, Lessee may conduct whatever environmental inspections, tests and reviews Lessee deems appropriate with respect to the Building and the Common Area. Lessor shall cooperate with Lessee to permit such environmental inspections, tests and reviews to be completed as promptly as possible. Lessor may accompany Lessee when tests are performed and obtain duplicate samples if desired. Lessor shall provide to Lessee and Lessee's environmental consultants all tests, studies and reports that, to the best knowledge of Lessor, are in Lessor's possession pertaining to the environmental condition of the Building and the Common Area. The "best knowledge of Lessor" shall mean to the Lessor's knowledge following due inquiry of the departments within Lessor having some or all responsibility for the real estate, legal, environmental, health and/or safety or human resources functions. In the event that any of such tests, studies or reports disclose a condition that would require remediation or would be considered unsafe for employees or any other persons coming onto the property by any federal or state law, regulation, rule, ordinance or court of administrative ruling, interpretation or decision, then Lessee shall have the right to cancel the Lease upon fifteen (15) days written notice to Lessor. Upon any such cancellation neither party shall have any further rights or obligations hereunder except that Lessor shall return to Lessee all rent and any other amounts paid by Lessee to Lessor.

    6.6 LESSOR'S REPRESENTATION; INDEMNITY. Lessor represents and warrants to Lessee that the Premises, the Building and the Common Area are presently free from Hazardous Substances (except as permitted by Paragraph 6.2(a) above) and shall remain free from Hazardous Substances (except as permitted by Paragraph 6.2(a) above) during the term of the Lease (subject to the actions of Lessee). In the event any Hazardous Substance is spilled, deposited or otherwise comes to be located on the Premises, the Building or the Common Area (except as permitted by Paragraph 6.2(a) above), Lessor shall immediately notify Lessee and, subject to the other provisions of this Article 6, Lessor shall promptly take whatever action is required to safely remove such Hazardous Substances. Furthermore, Lessor shall indemnify, protect, defend and hold Lessee, its agents and employees harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance now or hereafter located on the Premises, Building or Common Area (except as permitted by Paragraph 6.2(a) above) by any cause other than the acts of Lessee or anyone under Lessee's control. Lessor's obligations under this Paragraph shall include, but not be limited to, the effects of any contamination, or injury to person, property or the environment, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or any contamination therein involved, and shall survive the expiration or earlier release agreement entered into by Lessor and Lessee shall release Lessor from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessee is writing at the time of such agreement. AlliedSignal Inc., the original Lessor under this Lease, hereby guarantees Lessee that the provisions of this Paragraph 6.6 shall be fully performed regardless of any subsequent transfer of all or any part of the Property by AlliedSignal Inc. and agrees that the terms and provisions of Paragraph 6.6 shall continue to be binding upon and enforceable against AlliedSignal Inc. notwithstanding Paragraphs 8.8 and 17 hereof.

7.   MAINTENANCE, REPAIRS UTILITY INSTALLATIONS, TRADE FIXTURES AND
     ALTERNATIONS.

7.1  LESSEE'S OBLIGATIONS.

(a) Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building Code), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessees use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2 below. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessor, subject to the one-year warranty provided by Lessor pursuant Paragraph 2.2 above, shall keep in good condition and repair the roof, fire sprinkler system or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment within the Building. Notwithstanding the foregoing or any other provisions of this Lease, if any repairs, modifications or improvements to the Premises or Building are required, Lessee shall only be required to pay that portion of the cost thereof equal to the total cost multiplied by a fraction, the numerator of which is the remaining term of the Lease and the denominator of which is the useful life of the repair, modification or improvement as determined by generally accepted accounting principles. With respect to the immediately preceding sentence, if the calculation of Lessee's share of such costs is based upon the then unexpired term of the Lease and the Lease term is later extended pursuant to Lessee's exercise of one or more of its options to extend such term as provided in Paragraph 49 of the Addendum, Lessee Share of such costs shall be recalculated on the basis of such extended term on the date of exercise of such option to extend and any additional amounts due from Lessee shall be due and payable on the first day of the option term.

(b) Lessee shall, at Lessee's sole cost and expense, procure and maintain a contract, with copies to Lessor, in customary form and substance for and with a contractor specializing and experienced in the inspection, maintenance and service of the heating, air conditioning and ventilation system exclusively for the Premises.

(c) If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair; in accordance with Paragraph 13.2 below.

7.2 LESSOR'S OBLIGATIONS. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building Code),
4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2 where applicable, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler and/or standpipe and hose (if located in the Common Areas) or other automatic fire extinguishing system including fire alarm and/or smoke detection systems and equipment, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Building and Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Building or Common Areas in good order, condition and repair.

7.3    UTILITY INSTALLATIONS, TRADE FIXTURES, ALTERATIONS.

(a) DEFINITIONS; CONSENT REQUIRED. The term "UTILITY INSTALLATIONS" is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "TRADE FIXTURES" shall mean Lessee's machinery and equipment which can be removed without doing material damage to the Premises. The term "ALTERATIONS" shall mean any modification of the improvements on the Premises which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures. "LESSEE-OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). After the initial improvements by Lessee, Lessee shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without Lessor's consent but upon notice to Lessor, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof or any structural or bearing walls, or changing or interfering with the fire sprinkler or fire detection systems and the cost thereof does not exceed $50,000.00.

(b) CONSENT. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. An consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Unity Installation to Lessor prior to commencement of the work thereon; and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may, (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $50,000.00 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility installation.

(c) LIEN PROTECTION. Lessee shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on, or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall at its sole expense, defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys' fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

7.4  OWNERSHIP, REMOVAL, SURRENDER, AND RESTORATION.

(a) OWNERSHIP. Subject to Lessor's right to require their removal and to cause Lessee to become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Installations made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee-Owned Alterations and Utility Installations. Unless otherwise instructed per Subparagraph 7.4(b) hereof, all Lessee-Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon the Premises and be surrendered with the Premises by Lessee.

(b) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted, patched and ready for paint. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the Alterations and Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Lessee-Owned

     Alterations and Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Requirements and/or good practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8.   INSURANCE; INDEMNITY

8.1 PAYMENT OF PREMIUMS. Subject to Section 4.2(g), the cost of the premiums for the insurance policies maintained by Lessor under this Paragraph 8 shall be a Building and Common Area Operating Expense pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

8.2  LIABILITY INSURANCE.

(a) CARRIED BY LESSEE. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee, Lessor and any Lender(s) whose names have been provided to Lessee in writing (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single time coverage in an amount not less than $3,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" endorsement and contain the "Amendment of the Pollution Exclusion" endorsement for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "INSURED CONTRACT" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) CARRIED BY LESSOR. Lessor shall also maintain liability insurance described in Paragraph 8.2(a) above, in addition to and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3    PROPERTY INSURANCE-BUILDING, IMPROVEMENTS AND RENTAL VALUE.

(a)  BUILDING AND IMPROVEMENTS.  Unless Lessee exercises its rights under
     Section 4.2(g), Lessor shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to any Lender(s), insuring against loss or damage to the Premises. Such insurance shall be for full replacement cost with commercially reasonable deductibles, as the same shall exist from time to time, or the amount required by any Lender(s), but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved such latter amount is less than full replacement cost. Lessee-Owned Alterations and Utility Installations, Trade Fixtures and Lessee's personal property shall be insured by Lessee pursuant to Paragraph 8.4. If the coverage is available and commercially appropriate, Lessor's policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender and, in such event, Lessee shall be named as an additional insured), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss, but not including plate glass insurance. Said policy or policies shall also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.

(b) PREMISES. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Industrial Center if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

(c) LESSEE'S IMPROVEMENTS. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee-Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4  LESSEE'S PROPERTY INSURANCE.  Subject to the requirements of Paragraph
8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Trade Fixtures and Lessee-Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by Lessor as the Insuring Party under Paragraph 8.3(a). Such insurance shall be full replacement cost coverage with a deductible not to exceed $100,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property and the restoration of Trade Fixtures and Lessee-Owned Alterations and Utility Installations if Lessee reoccupies the Premises following a damage or destruction. Upon request from Lessor, Lessee shall provide Lessor with written evidence that such insurance is in force.

8.5 INSURANCE POLICIES. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. Lessee shall cause to be delivered to Lessor, within seven (7) days after the earlier of the Early Possession Date or the Commencement Date, certified copies of, or certificates evidencing the existence and amounts of the insurance required under Paragraph 8.2(a) and 8.4. No such policy shall be cancelable or subject to modification except after thirty (30) days' prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies or any other policies of insurance Lessee is required to maintain hereunder under Section 4.2(g) or otherwise, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.

8.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils required to be insured against under Paragraph 8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto. Lessor and Lessee agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7  INDEMNITY.

(a) Except for Lessor's negligence and/or breach of express warranties, Lessor's maintenance obligations hereunder or any latent defects in the portions of the Building or the Common Area not installed by Lessee, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

(b) Except for Lessee's negligence and/or breach of express warranties, herein or hereunder Lessor shall indemnify, protect, defend and hold harmless Lessee and its agents, and employees from and against any and all claims, damages, costs, liens, judgments, penalties, loss of permits, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, any intentional act, omission or gross negligence of Lessor, its agents, contractors, employees or invitees and/or any latent defects in the Premises, the Building or the Common Area not constructed or installed by Lessee, and out of any Default or Breach by Lessor in the performance in a timely manner of any obligation on Lessor's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein and whether or not (in the case of claims made against Lessee) litigated and/or reduced to judgment in case any action or proceeding be brought against Lessee by reason of any of the foregoing matters. In such defense Lessee need not have first paid any such claim in order to be so indemnified.

8.8 EXEMPTION OF LESSOR FROM LIABILITY. Lessor shall not be liable for injury or damage to the person or goods, wares merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not, unless caused by Lessor's or its agents' or employees' gross negligence or intentional misconduct, Lessor's maintenance obligations hereunder, a latent defect in the Premises, Building or Common Area not constructed or installed by Lessee or any default or breach by Lessor under this Lease. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee of Lessor nor from the failure by Lessor to enforce the provisions of any other lease in the Building. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom. This Paragraph 8.8 shall be inapplicable respecting the damages for delay in delivery of the original Premises or the Expansion Space as specified in Sections 3.3 and 50.6 hereof.

9.   DAMAGE OR DESTRUCTION.

9.1  DEFINITIONS.

(a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than fifty percent (50%) of the then Replacement Cost (as defined in Paragraph 9.1 (d)) of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction.

(b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction. In addition, damage or destruction to the Building, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building, the cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building) of the Building shall, at the option of Lessor, be deemed to be Premises Total Destruction.

(c) "INSURED LOSS" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a) irrespective of any deductible amounts or coverage limits involved.

(d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

(e) "HAZARDOUS SUBSTANCE CONDITION" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2 PREMISES PARTIAL DAMAGE - INSURED LOSS. If Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee-Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. In the event however that there is a shortage of insurance proceeds and such shortage is due to the fact that by reason of the unique nature of the improvements in the Premises, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, Lessor shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within such ten (10) day period, and if Lessor does not so elect to restore and repair, then this Lease shall terminate sixty
(60) days following the occurrence of the damage or destruction. Unless otherwise agreed Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 PARTIAL DAMAGE - UNINSURED LOSS. If Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect), Lessor may at Lessor's option, either
(i) repair such damage as soon as reasonably possible at Lessor's expense in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days alter receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following such commitment from Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

9.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 9.7.

9.5 DAMAGE NEAR END OF TERM. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by (a) exercising such option, and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate as of the date set forth in the first sentence of this Paragraph 9.5.

9.6  ABATEMENT OF RENT; LESSEE'S REMEDIES.

(a) In the event of (i) Premises Partial Damage or (ii) Hazardous Substance Condition for which Lessee is not legally responsible, the Base Rent, Common Area Operating Expenses and other charges, if any, payable by Lessee hereunder for the period during which such damage or condition, its repair, remediation or restoration continues, shall be abated in proportion to the
     degree to which Lessee's use of the Premises is impaired.   Except for
     abatement of Base Rent, Common Area Operating Expenses and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair, remediation or restoration.

(b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety
     (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration to the Premises within thirty
     (30) days after the receipt of such notice, this Lease shall continue in full force and effect. "COMMENCE" as used in this Paragraph 9.6 shall mean either the unconditional authorization of the preparation of the required plans, or the beginning the actual work on the Premises, whichever occurs first.

9.7 HAZARDOUS SUBSTANCE CONDITIONS. If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraphs 6.2(a), 6.2(c) and Paragraph 13), Lessor shall, within thirty (30) days, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever us greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor's desire to terminate this Lease as of the date
sixty (60) days following the date of such notice.   In the event Lessor elects
to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the excess costs of
(a) investigation and remediation of such Hazardous Substance Condition to the extent required by Applicable Requirements, or (b) an amount equal to twelve
(12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following said commitment by Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time period specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

9.8 TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Paragraph 9, Lessor shall return to Lessee any advance payment made by Lessee to Lessor.

9.9 WAIVER OF STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises and the Building with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent it is inconsistent herewith.

10.     REAL PROPERTY TAXES.

10.1 PAYMENT OF TAXES. Lessor shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Building and Common Areas, and except as otherwise provided in Paragraph 10.3 any such amounts shall be included in the calculation of Building and Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.2 REAL PROPERTY TAX DEFINITION. As used herein, the term "REAL PROPERTY TAXES" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Building and Common Area by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Building and Common Area or any portion thereof, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "REAL PROPERTY TAXES" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Law taking effect, during the term of this Lease. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common. The term "Real Property Taxes" shall not include any increase in property taxes resulting from a reassessment of the Building or the Common Area due to a "change in ownership" as defined in the California Revenue and Taxation Code pursuant to California's Proposition 13 during the Original Term of this Lease except for the first transfer of the Building by the original Lessor hereunder. Any such increase in property taxes shall be the sole responsibility of Lessor. During any extension of the Term hereof, Lessor may make any necessary adjustments for actual increases in Real Property Taxes due to changes in ownership of the Property.

10.3 ADDITIONAL IMPROVEMENTS. Building and Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Building or Common Area by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.1 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee's request.

10.4 JOINT ASSESSMENT. If the Building is not separately assessed, Real Property taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's current determination thereof, in good faith, shall be conclusive. Lessor represents and warrants that the Real Property Taxes for the Building and Common Area is currently $0.055 per square foot per month.

10.5 LESSEE'S PROPERTY TAXES. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or stored within the Industrial Center. When possible, Lessee shall cause its Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten
(10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. UTILITIES. Lessee shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning (unless mutually agreed with Lessor to share any of these costs) of the Premises, together with any taxes thereon. If any such utilities or services are not separately metered to the Premises or separately billed to the Premises, Lessee shall pay to Lessor a reasonable proportion to be determined by Lessor of all such charges jointly metered or billed with other premises in the Building, in the manner and within the time periods set forth in Paragraph 4.2(d). Lessor shall pay all charges of causing the Building or the Premises to be separately metered.

12.     ASSIGNMENT AND SUBLETTING.

12.1    LESSOR'S CONSENT REQUIRED.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assign") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 36.

(b) A change in the stock ownership, ownership of the assets or the control of Lessee shall not be deemed an assignment hereunder. Lessor acknowledges that Lessee's stock is publicly traded.

(c)  This Paragraph Intentionally Left Blank.

(d) An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1, or a non-curable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsented to assignment or subletting as a non-curable Breach, Lessor shall have the right to ether: (i) terminate this Lease, or (ii) upon thirty (30) days written notice ("LESSOR'S S NOTICE"), increase the monthly Base Rent for the Premises to the greater of the then fair market rental value of the Premises, as reasonably determined by Lessor, or one hundred ten percent (110%) of the Base Rent then in effect. Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor's Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to the then fair market value as reasonably determined by Lessor (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition) or one hundred ten percent (110%) of the price previously in effect, (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of the

     Lease term shall be increased in the same ratio as the new rental bears to the Base Rent in effect immediately prior to the adjustment specified in Lessor's Notice.

(e) Lessee's remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f) Lessor shall be entitled to assign or sublet all or any part of the Premises to an affiliated corporation or other entity without the consent of Lessor or the payment of any charge or fee. An "affiliated corporation or other entity" shall be defined as an entity which is at least a 25% owner of, 25% owned by, or in 25% common ownership with Lessee.

12.2    TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

(a) Regardless of Lessor's consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, nor (iii) alter the primary liability to Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

(b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

(c) The Consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the assignee or sublessee.

(d) In the event of any Default or Breach of Lessee's obligation under this Lease, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of the Lessee's obligations under this Lease, including any sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a deposit of $1,000 to be applied to Lessor's reasonable legal fees incurred in considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing,

12.3 ADDITIONAL TERMS END CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease. Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of the foregoing provision or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such Sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of

     Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee, or until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

(b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior defaults or breaches of such sublessor under such sublease.

(c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

(d) No sublessee under a sublease approved by Lessor shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.    DEFAULT; BREACH; REMEDIES.

13.1 DEFAULT; BREACH. Lessor and Lessee agree that it an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $500.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said default. A "DEFAULT" by Lessee is defined as a failure by Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "BREACH" by Lessee is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

(a) The vacating of the Premises without the intention to promptly reoccupy same, or the abandonment of the Premises; unless Lessee continues to pay the then Base Rent and provides casualty insurance for the Premises for the replacement value thereof (with current building code endorsement) without a deductible or with the deductible amount secured by Lessee in a manner reasonably acceptable to Lessor, and contemplating Lessee's vacation or abandonment of the Premises.

(b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent, Lessee's Share of Building and Common Area Operating Expenses, or any other monetary payment required to be made by Lessee hereunder as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, provided, that with respect to the first two failures of Lessee to pay any amounts hereunder as and when due, it shall not constitute a Default hereunder unless Lessee fails to cure such failure within three (3) days following telephonic or written notice from Lessor.

(c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Requirements per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Paragraph 7.1(b), (iii) the rescission of an unauthorized assignment or subletting per Paragraph 12.1, (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30, (vi) the guaranty of the performance of Lessee's obligations under this Lease if required under Paragraphs 1.11 and 37, (vii) the execution of any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee.

(d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof that are to be observed, complied with or performed by Lessee, other than those described in Subparagraphs 13.1 (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e) The occurrence of any of the following events: (i) the making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee's becoming a "debtor" as defined in 11 U.S. Code Section 101 or any successor statute thereto (unless in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty
     (30) days; provided, however, in the event that any provision of this Subparagraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

13.2 REMEDIES. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any two or more checks given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its own option, may require all future payments to be made under this
Lease by Lessee to be made only by cashier's check.   In the event of a Breach
of this Lease by Lessee (as defined in Paragraph 13.1), with or without further notice or demand, and without liming Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired team of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco or the Federal Reserve Bank District in which the Premises are located at the time of award plus one percent ( 1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph 13.2. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under Subparagraph 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Subparagraph 13.1(b), (c) or (d). In such case, the applicable grace period under the unlawful detainer statue shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) the terms of which are incorporated herein by this reference after Lessee's Breach and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. Lessor and Lessee agree that the limitations on assignment and subletting in this Lease are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under this Lease, shall not constitute a termination of the Lessee's right to possession.

(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

(d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

(e) As long as Lessee is not in default in Lessee's payment of a Base Rent and Lessee's Share of estimated Building and Common Area Operating Expenses, in the event Lessor asserts that any other Default or Breach has occurred under this Lease, and obtains a judgment, writ of possession or other remedy, Lessee shall have a period of ten (10) days following such judgment to perform the act or cure the Default or Breach on which such judgment was based, whereupon the Lease shall be reinstated, Lessor shall release the judgment and the Lease shall continue in full force and effect.

13.3 INDUCEMENT RECAPTURE IN EVENT OF BREACH. Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "INDUCEMENT PROVISIONS" shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended. Upon the occurrence of a Breach (as Defined in Paragraph 13.1) of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lesser, and recoverable by Lessor, as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph 13.3 shall not be deemed a waiver by Lessor of the provisions of this Paragraph 13.3 unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee except as explicitly provided in Paragraph 13.1(b), Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

13.5 BREACH BY LESSOR. Except as provided in Paragraph 3.3, Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty
(30) days after receipt by Lessor, and by any Lender(s) whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that it the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs.

If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the portion of the Common Areas designated for Lessee's parking, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above Lessee's Share of the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.    BROKERS' FEES.

15.1 PROCURING CAUSE. The Broker(s) named in Paragraph 1.10 is/are the procuring cause of this Lease.

15.2 ADDITIONAL TERMS. Unless Lessor and Broker(s) have otherwise agreed in writing, Lessor agrees that: (a) if Lessee exercises any Option (as defined in Paragraph 39.1) granted under this Lease or any Option subsequently granted, or
(b) if Lessee acquires any rights to the Premises or other premises in which Lessor has an interest, or (c) if Lessee remains in possession of the Premises with the consent of Lessor after the expiration of the term of this Lease after having failed to exercise an Option, or (d) if said Brokers are the procuring cause of any other lease or sale entered into between the Parties pertaining to the Premises and/or any adjacent property in which Lessor has an interest, or
(e) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then as to any of said transactions, Lessor shall pay said Broker(s) a fee in accordance with the schedule of said Broker(s) in effect at the time of the execution of this Lease.

15.3 ASSUMPTION OF OBLIGATIONS. Any buyer or transferee of Lessor's interest in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this Paragraph 15. Each Broker shall be an intended third party beneficiary of the provisions of Paragraph 1.10 and of this Paragraph 15 to the extent of its interest in any commission arising from this Lease and may enforce that right directly against Lessor and its successors.

15.4 REPRESENTATIONS AND WARRANTIES. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder other than as named in Paragraph 1.10(a) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Broker(s) is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys' fees reasonably incurred with respect thereto.

16.    TENANCY AND FINANCIAL STATEMENTS.

16.1 TENANCY STATEMENT. Lessee (as "RESPONDING PARTY") shall within ten (10) days after written notice from the other Lessor (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party a statement in writing in a form similar to the then most current "TENANCY STATEMENT" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

16.2 FINANCIAL STATEMENT. If Lessor desires to finance, refinance, or sell the Premises or the Building, or any pan thereof, Lessee shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. LESSOR'S LIABILITY. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises.
Except as provided in Paragraph 15.3, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor; provided that the indemnity obligations of Lessor set forth in Paragraphs 6.6 and 8.7(b) above shall survive the transfer and continue to be binding upon such transferor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within ten (10) days following the date on which it was due, shall bear interest from the date due at the prime rate charged by the largest state chartered bank in the state in which the Premises are located plus four percent (4%) per annum, but not exceeding the maximum rate allowed by law, in addition to the potential late charge provided for in Paragraph 13.4.

20. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. NO PRIOR OR OTHER AGREEMENTS. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.    NOTICES.

23.1 NOTICE REQUIREMENTS. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

23.2 DATE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via overnight delivery or mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or any other term, covenant or condition hereof. Lessor's consent to, or approval of, any such act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any Default or Breach by Lessee of any provision hereof. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event that Lessee holds over in violation of this Paragraph 26 then the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding such expiration or earlier termination. Nothing contained herein shall be construed as a consent by Lessor to any holding over by Lessee.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.    SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "SECURITY DEVICE"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default pursuant to Paragraph 13.5. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one month's rent.

30.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

30.4 SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

30.5 EXISTING ENCUMBRANCES. Lessor represents and warrants that the Building and the Common Area are presently unencumbered by the lien of any mortgage or deed of trust or any other instrument, the exercise or foreclosure of which could terminate or permit the termination of this Lease.

31.    ATTORNEYS' FEES.   If any Party brings an action or proceeding to enforce
the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "PREVAILING PARTY" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. Lessor shall be entitled to attorneys' fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time upon at least one (1) business days' notice, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs improvements or additions to the Premises or to the Building, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or Building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent except for internet-based or similar electronic auctions, notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. SIGNS. Lessee shall not place any sign upon the exterior of the Premises or the Building, except that Lessee may, with Lessor's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee's own business so long as such signs are in a location designated by Lessor and comply with Applicable Requirements and the signage criteria established for the Industrial Center by Lessor. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Unity Installations, Trade Fixtures and Alterations). Unless otherwise expressly agreed herein, Lessor reserves all rights to the use of the roof of the Building, and the right to install advertising signs on the Building, including the roof, which do not unreasonably interfere with the conduct of Lessee's business; Lessor shall be entitled to all revenues from such advertising signs. ( See Addendum)

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.  CONSENTS.

(a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed, Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. In addition to the deposit described in Paragraph 12.2(e), Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request. Any unused portion of said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

(b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the impositions by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37.    THIS PARAGRAPH INTENTIONALLY LEFT BLANK.

38. QUIET POSSESSION. Upon payment by Lessee of the rent for the Premises and the performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.    OPTIONS.

39.1 DEFINITION. As used in this Lease, the word "OPTION" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

39.2 OPTIONS PERSONAL TO ORIGINAL LESSEE. Each Option granted to Lessee in this Lease is personal to the original Lessee named in Paragraph 1.1 hereof, and cannot be voluntary or involuntarily assigned or exercised by any person or entity other than said original Lessee while the original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise.

39.3 MULTIPLE OPTIONS. In the event that Lessee has any multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

39.4    EFFECT OF DEFAULT ON OPTIONS.

(a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three (3) or more notices of separate Defaults under Paragraph 13.1 during the twelve (12) month period immediately preceding the exercise of the Option, whether or not the Defaults are cured.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a)

(c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessor gives to Lessee three (3) or more notices of separate Defaults under Paragraph 13.1 during any twelve (12) month period, whether or not the Defaults are cured.

40. RULES AND REGULATIONS. Lessee agrees that it will abide by, and keep and observe all reasonable rules and regulations ("Rules and Regulations") which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees.

41. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.    RESERVATIONS.   Lessor reserves the right, from time to time, to grant,
without the consent or joinder of Lessee, such easements, rights of way, utility raceways, and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not reasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. AUTHORITY. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. OFFER. Preparation of this Lease by either Lessor or Lessee or Lessor's agent or Lessee's agent and submission of same to Lessee or Lessor shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. AMENDMENTS. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional insurance company or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48.    MULTIPLE PARTIES.   Except as otherwise expressly provided herein, if
more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

                       SEE ADDENDUM ATTACHED HERETO AND
                    INCORPORATED HEREIN BY THIS REFERENCE.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THE LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

     IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR YOUR ATTORNEY'S REVIEW AND APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY FOR THE POSSIBLE PRESENCE OF ASBESTOS, UNDERGROUND STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKERS OR THEIR CONTRACTORS, AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY. LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:  Torrance, California      Executed at:  Torrance, California
              on:  June ____, 1997                    on:  June ____, 1997

LESSOR:                                 LESSEE:

ALLIEDSIGNAL INC.                       CREATIVE COMPUTERS, INC.

By:_______________________________      By:_______________________________
     J. Thomas Zusi                          Richard M. Finkbeiner
     Vice-President-Finance                  Chief Financial Officer

Address: 2525 West 190th Street         Address: 2645 Maricopa Street,
         Torrance, California 90504              Torrance, California 90503

Telephone: (310) 512-5731               Telephone: (310) 222-5806
Facsimile: (310) 512-5647               Facsimile: (310) 222-5807

                  ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL
                MULTI-TENANT LEASE ("LEASE") DATED June 3, 1997
                     BETWEEN ALLIEDSIGNAL INC., AS LESSOR,
                    AND CREATIVE COMPUTERS, INC, AS LESSEE.


49.  Options To Extend:
     -----------------

     49.1  Certain Options.  Lessor hereby grants to Lessee the option to extend
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the term of this Lease for two (2) additional sixty (60) month periods commencing when the prior term expires, upon each and all of the following terms and conditions:

     (a) Lessee gives to Lessor, and Lessor actually receives on a date which is prior to the date that the option period would commence (if exercised) by at least nine (9) and not more than twelve (12) months, a written notice of the exercise of the options to extend this Lease for said additional terms, time being of the essence. If said notification of the exercise of said options are not so given and received, the options shall automatically expire; said options may only be exercised consecutively;

     (b) The provisions of Paragraph 39, including the provision relating to default of Lessee set forth in Paragraph 39.4 of this Lease are conditions of this Option;

     (c) All of the terms and conditions of this Lease except where specifically modified by this option shall apply;

     (d) The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below;

     49.2  First Option Period Market Rental Value Adjustment(s) (MRV).  On
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October 1, 2007, the monthly rent payable under Paragraph 1.5 ("Base Rent") of the attached Lease shall be adjusted to ninety-five percent (95%) of the "Market Rental Value" of the property as follows:

     (a) Four (4) months prior to the Market Rental Value (MRV) Adjustment Date described above, Lessor and Lessee shall meet to establish an agreed upon new MRV for the specified term. If agreement cannot be reach, then:

     (i) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next thirty (30) days. Any associated costs will be split equally between the parties, or

     (ii) Both Lessor and Lessee shall each immediately select and pay the appraiser or broker of their choice to establish a MRV within the next thirty
(30) days. If, for any reason, either one of the appraisals is not completed within the next thirty (30) days, as stipulated, then the appraisal that is completed at that time shall automatically become the new MRV. If both appraisals are completed and the two appraisers/brokers cannot agree on a reasonable average MRV then they shall immediately select a third (3rd) mutually acceptable appraiser/broker to establish a third MRV within the next thirty (30) days. The average of the two appraisals closest in value shall then become the new MRV. The costs of the third appraisal will be split equally between the parties.

     (b) In any event, the new MRV shall not be less than the rent payable for the month immediately preceding the date for rent adjustment.

     (c) Upon the establishment of each New Market Rental Value as described in Paragraph 49.2:

     (i) the monthly rental sum so calculated for each term as specified in Paragraph 49.2 will become the new "Base Rent" for the purpose of calculating any further Cost of Living Adjustments as specified in Paragraph 49.2 below and

     (ii) the first month of each Market Rental Value term as specified in Paragraph 49.2 shall become the new "Base Month" for the purposes of calculating any further Cost of Living Adjustments, as specified in Paragraph 49.2 below.

     49.3.  Second Option Period Cost Of Living Adjustments (COL)
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

     (a) On October 1, 2012 the monthly rent payable under Paragraph 1.5 ("Base Rent") as adjusted at July 1, 2007, of the attached Lease shall be adjusted by the change, if any, from the Base Month specified above, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor or CPI W (Urban Wage Earners and Clerical Workers) for Los Angeles-Long Beach, California, All Items (1982-1984 = 100), herein referred to as "C.P.I."

     (b) The monthly rent payable in accordance with Paragraph 49.3 of this Addendum shall be calculated as follows: the Base Rent set forth in Paragraph
1.5 of the attached Lease, as adjusted at October 1, 2007, shall be multiplied by a fraction the numerator of which shall be the C.P.I. of the calendar month two (2) months prior to the month specified in Paragraph 49.2 above during which the adjustment is to take effect, and the denominator of which shall be the C.P.I. of the calendar month which is two (2) months prior to October 2007. The sum so calculated shall constitute the new monthly rent hereunder, but in no event shall any such new monthly rent be less than the rent payable for the month immediately preceding the date for rent adjustment; provided, however, notwithstanding the sum so calculated, the new Base Rent shall in no event be less than one hundred fifteen percent (115%) of the October 1, 2007 Base Rent nor more than one hundred twenty-five percent (125%) of the October 1, 2007 Base Rent.

50.  Expansion Rights and Obligations.
     --------------------------------

     50.1   Expansion Space.  In addition to Lessee's rights to the Premises, as
            ---------------
provided in Paragraph 1.2 hereof, Lessor and Lessee agree to the following expansion provisions in order for Lessor and Lessee to expand the Premises to include all of the Building except 15,000 rentable square feet in the Basement level for Lessor's existing computer and related support area no later than October 1, 1999 ("Expansion Provision") in accordance with and subject to the provisions of this Paragraph 50. The Expansion Provision shall apply to all space within the Building other than the 15,000 rentable square feet in the basement level for Lessor's existing computer and related support area (the "Expansion Space") consisting of approximately 38,300 rentable square feet, and defined below in two parts as the Basement Expansion Space and the First Floor Expansion Space and outlined in Exhibits A-3 and A-4 attached hereto and incorporated herein by this reference.

     50.2  Basement Expansion Space.  In addition to Lessee's rights to the
           ------------------------
Premises, as provided in Paragraph 1.2 hereof, Lessor shall lease to the Lessee and Lessee agrees to lease from Lessor the Basement Expansion Space no later than May 30, 1998 (the "Basement Expansion Date"), in accordance with and subject to the provisions of this Paragraph 50. The Basement Expansion Space is that certain space in the Building consisting of approximately 38,300 rentable square feet, as also outlined in Exhibit A-4 attached hereto and incorporated herein by this reference.

     50.3  First Floor Expansion Space.  In addition to Lessee's rights to the
           ---------------------------
Premises, as provided in Paragraph 1.2 hereof, Lessor shall lease to Lessee and Lessee agrees to lease from Lessor the First Floor Expansion Space no earlier than April 1, 1999 and no later than October 1, 1999 (the "First Floor Expansion Date"), in accordance with and subject to the provisions of this Paragraph 50. The "First Floor Expansion Space" is all of the first floor of the Building consisting of approximately 53,500 rentable square feet. In the event Lessor desires that Lessee accept the First Floor Expansion Space on or after April 1, 1999 but prior to the First Floor Expansion Date, Lessor shall deliver written notice to Lessee (the "Expansion Space Notice") specifying the date upon which Lessor will Deliver the First Floor Expansion Space. The Expansion Space Notice shall only be effective if provided to Lessee at least six (6) months prior to the date for Delivery specified in the Expansion Space Notice. If an Expansion Space Notice is not timely provided to Lessee by Lessor, Lessor shall Deliver the First Floor Expansion Space to Lessee on the First Floor Expansion Date as defined above. Upon Lessor giving the Expansion Space Notice to Lessee, the Lessor and Lessee shall execute an amendment to the Lease confirming or modifying the First Floor Expansion Space Date to be the date set forth in the Expansion Space Notice.

     50.4  Commencement of Rent on Expansion Space.  Rent shall commence with
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respect to each portion of the Expansion Space (at the same Base Rent then in effect for as the balance of the Premises) as and when Lessee actually commences to use such portion of the Expansion Space for the operation of its business; provided that such date shall be no later than thirty-one (31) days after such portion of the Expansion Space is "Delivered", as defined below, by Lessor to Lessee.

     50.5  Early Possession; Causing Expansion Space to be Delivered.  At least
           ---------------------------------------------------------
ninety (90) days prior to each of the Basement Expansion Date, with respect to the Basement Expansion Space, and the First Floor Expansion Date, with respect to the First Floor Expansion Space (each, an "Expansion Early Possession Date"), Lessor shall make the Basement Expansion Space and the First Floor Expansion Space, as the case may be, available to the Lessee for purposes of placing cable and other wiring within the Basement Expansion Space and First Floor Expansion Space. From each Expansion

Early Possession Date until the Basement Expansion Date and the First Floor Expansion Date, as the case may be, Lessor shall permit Lessee to enter the Basement Expansion Space and the First Floor Expansion Space, as applicable, and install its furnishings, fixtures, equipment and other Tenant improvements to the extent Lessor has vacated portions of the applicable Expansion Space and can, in Lessor's reasonable opinion, make such portions of the applicable Expansion Space available to Lessee for such purposes. Lessor shall Deliver (as defined below) the Basement Expansion Space to Lessee no later than the Basement Expansion Date and shall Deliver the First Floor Expansion Space to Lessee no later than the First Floor Expansion Date. The term "Deliver" or "Delivered" or "Delivery" shall mean Lessor's delivery of the entire Basement Expansion Space or First Floor Expansion Space, as the case may be, completely vacated by Lessor and available to Lessee for the installation of its furnishings, fixtures, equipment and other tenant improvements. The terms and provisions of the first three sentences of Paragraph 3.2 of this Lease shall be applicable to this Paragraph 50.5

     50.6  Delay in Possession of Expansion Space.  In the event Lessor fails to
           --------------------------------------
Deliver the Basement Expansion Space on or before the Basement Delivery Date or fails to Deliver the First Floor Expansion Space on or before the First Floor Delivery Date, then Lessee shall receive, as its damages, the sum of the following: (a) two (2) days of free rent for each of the first thirty (30) days that the Lessor's Delivery of the Basement Expansion Space or First Floor Expansion Space is late, plus (b) three (3) days of free rent for each of the next thirty (30) days that the Lessor's Delivery of the Basement Expansion Space or First Floor Expansion Space is late, plus (c) four (4) days of free rent for each of the next thirty (30) days that the Lessor's Delivery of the Basement Expansion Space or First Floor Expansion Space is late. In addition to the foregoing, if the Lessor fails to Delivery the Basement Expansion Space within ninety (90) days of the Basement Expansion Date or fails to deliver the First Floor Expansion Space within ninety (90) days of the First Floor Expansion Date, Lessor shall be liable to Lessee for the greater of (x) four (4) days of free rent for each day thereafter that Lessor's Delivery of the Basement Expansion space or First Floor Expansion Space is late after such or (y) Lessee's actual damages (including special and consequential damages, but excluding punitive damages) for each day thereafter for Lessor's failure to timely deliver the Basement Expansion Space or First Floor Expansion Space. Such free rent shall commence upon the date for commencement for rent for such portion of the Expansion Space and shall continue until used in full. The foregoing damages shall be Lessee's exclusive damages for Lessor's failure to Deliver the Basement Expansion Space on or before the Basement Expansion Date or Deliver the First Floor Expansion Space on or before the First Floor Expansion Date.

     50.7  Delivery of Expansion Space and Basement Expansion Space and First
           ------------------------------------------------------------------
Floor Expansion Space.  Lessor shall Deliver the Basement Expansion Space and
---------------------
the First Floor Expansion Space so that it is delivered to Lessee in a "broom clean" condition. Except as otherwise expressly herein provided, all Expansion Space delivered to Lessee shall be "AS IS, WHERE IS".

     50.8  Terms and Conditions Applicable To Expansion Space or Basement
           --------------------------------------------------------------
Expansion Space.  Upon Delivery of the Basement Expansion Space or the First
---------------
Floor Expansion Space, as the case may be and continuing for the balance of the Lease term, as extended, the Basement Expansion Space and/or the First Floor Expansion Space, as the case may be, shall automatically be considered part of the Premises, and all other provisions of the Lease, not expressly modified by the provisions of this Paragraph 50 shall apply. Without limiting the foregoing, Lessor and Lessee acknowledge that the Base Rent on each portion of the Expansion Space shall be sixty-five cents (65 cents) per rentable square foot per month from the date of Delivery of such portion of the Expansion Space through and including September 30, 2002. From October 1, 2002 to September 30, 2007, the Base Rent on the Expansion Space shall be eighty-one and 25/100 cents (81.25 cents) per rentable square foot per month.

     51.  Installation of Certain Mainframe Computers.  Included in the
          -------------------------------------------
Premises, as initially constituted, is a portion of the basement area of the Building. The portion of the basement in question will be used by Lessee for the purpose of installing certain mainframe computers. The Lessor intends to retain the portion of the computer area in the basement shown on Exhibit "A" of the Building consisting of approximately 15,000 rentable square feet during the first five (5) years of the Base Term and then approximately 5,000 rentable square feet during the balance of the Base Term and Extension Terms of the Lessee for its own computers. When Lessor's use of this area of the Basement is reduced from 15,000 rentable square feet to 5,000 rentable square feet, the difference in square footage shall become part of the Premises.

     52.  Base Rent Increase In Sixth Year Of Original Term. Notwithstanding the
          -------------------------------------------------
provisions of Paragraph 1.5 of the Lease, effective from October 1, 2002, until September 30, 2007, the Base Rent on the Premises, as then constituted, shall be increased from sixty-five cents (65 cents) per rental square foot to eighty-one and 25/100 cents (81.25 cents) per rentable square foot.

     53.  Certain Obligations Of Lessor.  Notwithstanding the provisions of
          -----------------------------
Paragraph 4.2 (a), Lessor will, at its sole cost and expense, divide the Building to cause it to function as a multi-tenant building prior to Commencement Date and upon each expansion into Expansion Space by Lessee, including, without limitation, the following: (a) cause the front entrance and the front lobby of the Building to be made exclusively available to Lessee; (b) add appropriate security doors on either side of the elevator bank on the ground floor and each multi-tenant floor and provide other appropriate security measures so that each party will be permitted to use the elevators and stairwells while still having each party's individual space secure, (c) be responsible for all applicable building codes, ADA and other legal requirements in connection with the division of the Building into multi-tenant space, but the obligation for compliance of each of these items within the Premises and the Expansion Space shall be the sole responsibility of Lessee, subject to Section
2.3 above, (d) separate the HVAC, electrical systems and telecom systems presently used by Lessor in the Building, such that the Lessee will be able to operate, repair and pay for such systems that service it in the Premises, independent of such systems used by the Lessor; (e) develop and construct a layout allowing a secure environment to divide the basement computer room between Lessor and Lessee; and (f) inspect the existing cabling jointly with Lessee's systems engineers for the purpose of evaluating the viability of the same and make all raceways available to both parties for their respective cabling. In the event Lessee determines, in its reasonable opinion, that any of the raceways are too crowded for Lessee's efficient use, Lessor shall, at Lessor's expense, upon Lessee's request, test, remove and dispose of any cable located within the raceway then not in current use. The systems engineers of Lessor and Lessee agree that the existing cabling is unusable, Lessor shall remove and dispose of it.

     54.  Signs.  Notwithstanding the provisions of Paragraph 34 of the Lease,
          -----
but subject to compliance with all applicable laws, Lessee shall have the right, at its sole cost and expense, to install an exclusive identifying sign on the Building, as well as to install a monument sign on 190th Street identifying the location of Lessee. Lessor shall have the right to retain its monument signage on the Property directing visitors to the applicable site entrances and applicable parking areas.

     55.  Cancellation Option.   Notwithstanding any other provision of this
          -------------------
Lease, Lessee shall have a single opportunity to cancel this Lease, effective June 30, 2002, upon (a) giving Lessor written notice its intention to so cancel the Lease (the "Cancellation Notice") no earlier than October 1, 2001, and no later than December 31, 2001, and (b) paying to Lessor, contemporaneously with the giving of the Cancellation Notice, the sum of Two Hundred Fifty Thousand Dollars ($250,000), as a cancellation fee.

     56.  Installation Of Certain Equipment.  Provided Lessee has obtained all
          ---------------------------------
required permits from appropriate authorities, and provided further that the same do not interfere with the functioning of Lessor's equipment, Lessee shall be permitted to install a satellite dish and a generator in or on the Building, the specific location of which shall be agreed upon in advance by Lessor and Lessee.

     57.  Cafeteria Access.  Lessee's employees and agents shall be given access
          ----------------
to, and the right to make purchases in, Lessor's cafeteria in the Building during the term of the Lease, and during any option periods, for so long as Lessee maintains a cafeteria in the Building. Lessee may also use the grass area to the east of the Building (as long as it exists as such) and the cafeteria for employee meetings and recognition picnics and the like on an "ad hoc" basis as determined by and with the reasonable approval of Lessor's Security Department. It is understood that Lessor assumes no obligation hereby to maintain a cafeteria in the Building.

     58.  Possible Boundary Changes in Industrial Park.  Lessee acknowledges
          --------------------------------------------
that Lessor intends to create newly described legal lots within the existing Industrial Park and may record reciprocal easement agreements among the various parcels to provide access, parking and sharing of Common Area Operating Expenses and may also dedicate roadways, grant easements and take other similar actions in connection with such creation of newly described legal lots within the Industrial Park. Any such creation of newly described legal lots within the Industrial Park and all documents and actions proposed in connection therewith, including, without limitation, recording of reciprocal easement agreements and the dedication of roadways and grants of easements and the like, shall be subject to the review and approval of Lessee, which approval will not be unreasonably withheld.

Lessor                                        Lessee
Initials:__________                           Initials:__________